Exhibit 10.2

EXECUTION VERSION

COMPANY SUPPORT AND MUTUAL RELEASE AGREEMENT

This Company Support and Mutual Release Agreement (this “Agreement”) is made and entered into as of December 8, 2019, by and among Monocle Holdings Inc., a Delaware corporation (“Newco”), Monocle Acquisition Corporation, a Delaware corporation (“Monocle”) and the other Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

R E C I T A L S

A.           On December 8, 2019, AerSale Corp., a Delaware corporation (the “Company”), Newco, Monocle, Monocle Merger Sub 1 Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Newco (“Merger Sub 1”), and Monocle Merger Sub 2 LLC, a Delaware limited liability company and indirect, wholly-owned subsidiary of Newco (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for (i) the merger of Merger Sub 1 with and into Monocle, with Monocle being the surviving entity, and (ii) the merger of Merger Sub 2 with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger.

B.            The Stockholders agree to enter into this Agreement with respect to all common stock of the Company, par value $0.01 per share (the “Company Common Stock”) and all 8.65% Senior Cumulative Preferred Stock of the Company, par value $0.01 (the “Company Preferred Stock”) that the Stockholders now or hereafter own, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record.

C.            The Stockholders are the owners of, and, to the extent applicable, have sole voting power over, such number of shares of Company Common Stock and Company Preferred Stock as are indicated opposite each of their names on Schedule A attached hereto.

D.            Each of Newco, Monocle and the Stockholders has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Definitions. When used in this agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this agreement.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Company Securities” means, collectively, any Company Common Stock, any Company Preferred Stock, any securities convertible into or exchangeable for any Company Common Stock or Company Preferred Stock, or any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 11.1 thereof.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement, any Letter of Transmittal and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

2.             Agreement to Retain the Company Securities.

2.1           No Transfer of Company Securities. Until the Expiration Time, each Stockholder agrees not to Transfer any Company Securities; provided that any Stockholder may Transfer any such Company Securities (i) pursuant to the terms of the Merger Agreement and (ii) to any other Stockholder or any Affiliate of any such Stockholder or to any family member (including a trust for such family member’s benefit) of such Stockholder if the transferee of such Company Securities evidences in a writing reasonably satisfactory to Monocle such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder.

2.2          Additional Purchases. Until the Expiration Time, each Stockholder agrees that any Company Securities that such Stockholder purchases or otherwise hereinafter acquires after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Stockholder as of the date hereof.

2.3           Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.             Additional Agreements. The Stockholders shall not exercise, and hereby irrevocably and unconditionally waive, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Company Securities that may arise in connection with the Merger or the Merger Agreement. Each party hereto agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any other party hereto or any of such party’s Affiliates, successors or directors challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.

4.             Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Newco and Monocle as follows:

4.1           Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

4.2           Ownership of the Company Securities. As of the date hereof, such Stockholder is the owner of the Company Securities indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement, applicable securities Laws and the Amended and Restated Stockholders Agreement. Such Stockholder has and will have until the Expiration Time sole voting power (including the right to control such vote as contemplated herein) (if applicable), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all of the Company Securities currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of the Company other than the Company Securities set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Company or its Subsidiaries, except as set forth on Schedule A opposite such Stockholder’s name.

4.3           No Conflict; Consents. (a)  The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, in each case, except to the extent that the occurrence of any of the foregoing would not materially affect the ability of such Stockholder to perform its obligations under this Agreement.

(b)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, in each case, except to the extent that the occurrence of any of the foregoing would not materially affect the ability of such Stockholder to perform its obligations under this Agreement.

4.4           Absence of Litigation. As of the date hereof, there is no Action pending against or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.             Stockholder Release. (a) Effective as of the Effective Time, each Stockholder irrevocably and unconditionally releases, acquits and forever discharges Newco, Monocle and each of their respective Affiliates (including, from and after the Closing, the Company and its subsidiaries) and each current, former and future holder of any equity, voting, partnership, limited liability company or other interest in, and each controlling person, subsidiary, director, officer, employee, member, manager, general or limited partner, stockholder, agent, attorney, representative, affiliate, heir, assignee or successor of, Monocle or any affiliate of Monocle (or any former, current or future holder of any equity, voting, partnership, limited liability company or other interest in, and each controlling person, director, officer, employee, member, manager, general or limited partner, agent, representative, affiliate or assignee of any of the foregoing), in each case, in their capacity as such (collectively, the “Monocle Released Parties”) from any and all claims, demands, executions, judgments, debts, dues, accounts, bonds, contracts, covenants (whether express or implied), damages, Actions, causes of action, rights, costs, losses, obligations, liabilities, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, at law or in equity, that such Stockholder has, will or might have in each case arising out of anything done, omitted, suffered or allowed to be done by any Monocle Released Party, in each case whether heretofore or hereafter accrued or unaccrued and whether foreseen or unforeseen or known or unknown, including pursuant to any agreement, understanding, representation or promise by, between or among any Monocle Released Party, on the one hand, and any Stockholder, on the other hand, any claim for indemnification, contribution or other relief, any claim relating to the organization, management, operation, valuation or prospects of the business of Monocle or the Company and its Subsidiaries, any claim relating to any investment in Monocle or the Company or its Subsidiaries or employment by the Company and its Subsidiaries, any claim relating to any inducement to enter into this Agreement and any claim relating to any allocation of the Merger Consideration among the Company Stockholders, in each case to the extent related to any matter, occurrence, action or activity on or prior to the Closing Date (collectively, the “Stockholder Released Claims”); provided that, notwithstanding the foregoing, the Stockholder Released Claims shall not include, and nothing contained in this Agreement shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Stockholder with respect to, (i) any claims pursuant to this Agreement or claims to enforce this Agreement; (ii) any claims under the Merger Agreement (including any rights to payment under the Merger Agreement) or any certificate, document or instrument executed pursuant to the terms of the Merger Agreement (including, without limitation, any Letter of Transmittal); or (iii) if (and only if) a Stockholder is an officer or director of the Company or any of its Subsidiaries, any rights with respect to any directors’ and officers’ liability insurance policy maintained by the Company or any of its Subsidiaries, or to any indemnification, exculpation or advancement of expenses from the Company or a Subsidiary of the Company. Each Stockholder agrees that it shall not commence, threaten or institute any legal actions, including litigation, arbitration or any other legal proceedings of any kind whatsoever, in law or equity, or assert any claim, demand, action or cause of action against the Monocle Released Parties based upon any Stockholder Released Claims. Notwithstanding anything to the contrary herein, no Stockholder is releasing any claims that cannot be released as a matter of law.

(b) Each Stockholder:

(i) acknowledges that this release shall apply to all unknown or unanticipated results of any action of any other Stockholder, as well as those known and anticipated;

(ii) acknowledges and agrees that the Stockholder may hereafter discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this release and which, if known or suspected at the time of executing this release, may have materially affected this Agreement, but nevertheless expressly accept and assume the risk of such possible differences in fact, agree that this release shall be and remain effective, notwithstanding any such differences and hereby waive any rights, claims or causes of action that might arise as a result of such different or additional claims or facts and acknowledge that they understand the significance and potential consequence of such a release of unknown claims;

(iii) in furtherance thereof, and without limiting the foregoing, expressly waives any and all rights and benefits conferred by the provisions of Section 1542 of the California Civil Code and by any similar provision of the applicable Laws of any other jurisdiction, including California, Delaware and New York, and expressly consents that this release shall be given full force and effect according to each of its express terms, including those relating to unknown or unsuspected claims;

(iv) represents that this release is executed voluntarily with full knowledge of its significance and legal effect, consents that the claims, demands, damages, Actions, causes of action, rights, costs, losses, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, at law or in equity, released hereunder be construed as broadly as possible and acknowledges and agrees that no Stockholder has relied, in whole or in part, on any statements or representations made by or on behalf of any Monocle Released Party in connection herewith or otherwise except as otherwise set forth in this Agreement or the Merger Agreement.

6.             Monocle Release. (a) Effective as of the Effective Time, Newco and Monocle, on behalf of themselves and the other Monocle Parties and each of their respective affiliates (including, from and after the Closing, the Company and its Subsidiaries) and each of their current and former officers, directors, employees, partners, members, advisors, successors and assigns (collectively, the “Monocle Releasing Parties”) irrevocably and unconditionally releases, acquits and forever discharges each of the Stockholders and each of their respective affiliates and each current, former and future holder of any equity, voting, partnership, limited liability company or other interest in, and each controlling person, subsidiary, director, officer, employee, member, manager, general or limited partner, stockholder, agent, attorney, representative, affiliate, heir, assignee or successor of, such Stockholder or any affiliate of such Stockholder (or any former, current or future holder of any equity, voting, partnership, limited liability company or other interest in, and each controlling person, director, officer, employee, member, manager, general or limited partner, agent, representative, affiliate or assignee of any of the foregoing), in each case, in their capacity as such (collectively, the “Stockholder Released Parties”) from any and all claims, demands, executions, judgments, debts, dues, accounts, bonds, contracts, covenants (whether express or implied), damages, Actions, causes of action, rights, costs, losses, obligations, liabilities, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, at law or in equity, that any Monocle Releasing Party has, will or might have in each case arising out of anything done, omitted, suffered or allowed to be done by any Stockholder Released Party, in each case, whether heretofore or hereafter accrued or unaccrued and whether foreseen or unforeseen or known or unknown, including pursuant to any agreement, understanding, representation or promise by, between or among any Stockholder Released Party, on the one hand, and any Monocle Releasing Party, on the other hand, any claim for indemnification, contribution or other relief, any claim relating to the organization, management, operation, valuation or prospects of the business of the Company and its Subsidiaries, any claim relating to any investment in the Company and its Subsidiaries, and any claim relating to the inducement to enter into this Agreement, in each case to the extent related to any matter, occurrence, action or activity on or prior to the Closing Date (collectively, the “Monocle Released Claims”); provided that, notwithstanding the foregoing, the Monocle Released Claims shall not include, and nothing contained in this Agreement shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Monocle Releasing Party with respect to, (i) any claims pursuant to this Agreement or claims to enforce this Agreement; (ii) any claims under the Merger Agreement or any certificate, document or instrument executed pursuant to the terms of the Merger Agreement (including, without limitation, any Letter of Transmittal); or (iii) solely with respect to those Stockholder Released Parties who are current or former officers, directors, managers or employees of the Company or any of its subsidiaries or affiliates, any claims involving actions of any such officer, director, manager or employee (in his or her capacity as such) with respect to the organization, management or operation of the businesses of the Company or any of its subsidiaries. Each Monocle Releasing Party agrees that it shall not commence, threaten or institute any legal actions, including litigation, arbitration or any other legal proceedings of any kind whatsoever, in law or equity, or assert any claim, demand, action or cause of action against the Stockholder Released Parties based upon any Monocle Released Claims. Notwithstanding anything to the contrary herein, no Monocle Releasing Party is releasing any claims that cannot be released as a matter of law.

(b) Each of Newco and Monocle:

(i) acknowledges that this release shall apply to all unknown or unanticipated results of any action of any other Monocle Releasing Party, as well as those known and anticipated;

(ii) acknowledges and agrees that a Monocle Releasing Party may hereafter discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this release and which, if known or suspected at the time of executing this release, may have materially affected this Agreement, but nevertheless expressly accept and assume the risk of such possible differences in fact, agree that this release shall be and remain effective, notwithstanding any such differences and hereby waive any rights, claims or causes of action that might arise as a result of such different or additional claims or facts and acknowledge that they understand the significance and potential consequence of such a release of unknown claims;

(iii) in furtherance thereof, and without limiting the foregoing, expressly waives any and all rights and benefits conferred by the provisions of Section 1542 of the California Civil Code and by any similar provision of the applicable Laws of any other jurisdiction, including California, Delaware and New York, and expressly consents that this release shall be given full force and effect according to each of its express terms, including those relating to unknown or unsuspected claims;

(iv) represents that this release is executed voluntarily with full knowledge of its significance and legal effect, consents that the claims, demands, damages, Actions, causes of action, rights, costs, losses, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, at law or in equity, released hereunder be construed as broadly as possible and acknowledges and agrees that such party has not relied, in whole or in part, on any statements or representations made by or on behalf of any Stockholder Released Party in connection herewith or otherwise except as otherwise set forth in this Agreement or the Merger Agreement.

7.             Termination. This Agreement shall terminate at such date and time as the Merger Agreement is validly terminated in accordance with Section 11.1 thereof.

8.             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Monocle any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ Company Securities. All rights, ownership and economic benefits of and relating to the Stockholders’ Company Securities shall remain vested in and belong to the Stockholders, and Monocle shall have no authority to direct the Stockholders in the disposition of any of the Company Securities except as otherwise provided herein.

9.             Stockholder Covenants. Each Stockholder (a) will deliver a duly executed copy of the Amended and Restated Registration Rights Agreement, substantially simultaneously with the Closing, (b) acknowledges and agrees with Section 7.9 of the Merger Agreement, and (c) will not take any action, or assist any Person in taking any action, to change the composition of the board of directors of NewCo in effect immediately following the Closing prior to the annual meeting of NewCo’s stockholders held in calendar year 2021; provided, that for the avoidance of doubt, the foregoing clause (c) shall not prevent any Stockholder from Transferring any shares of capital stock of NewCo following the Closing, subject to the terms and conditions of the Lock-Up Agreement.

10.           Miscellaneous.

10.1         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

10.2         Assignment. Except as provided by Section 2.1, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.3         Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties hereto in the same manner as this Agreement and which makes reference to this Agreement.

10.4         Enforcement. (a)  The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of Damages or inadequacy of any remedy at law, prior to the valid termination of this Agreement in accordance with Section 5, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the parties would not have entered into this Agreement.

(b)           Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.4 shall not be required to provide any bond or other security in connection with any such injunction.

10.5         Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email or other electronic transmission (in each case in this clause (d), solely if receipt is confirmed), addressed as follows:

(i)            if to any Stockholder, to the address for notice set forth on Schedule A hereto.

with copies to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022

Attention:	Howard A. Sobel, Esq.
Paul F. Kukish, Esq.
Email:	Howard.Sobel@lw.com
Paul.Kukish@lw.com

if to Newco or Monocle, to:

Monocle Acquisition Corporation
750 Lexington Avenue, Suite 1501
New York, NY 10022

Attention:	Sai Devabhaktuni
Eric Zahler
Richard Townsend
Email:	sai@monoclepartnersllc.com
eric@monoclepartnersllc.com
rich@monoclepartnersllc.com

with copies to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281

Attention:	Stephen Fraidin
Gregory P. Patti, Jr.
Braden K. McCurrach
Email:	stephen.fraidin@cwt.com
greg.patti@cwt.com
braden.mccurrach@cwt.com

or to such other address or addresses as the parties may from time to time designate in writing by notice to the other parties in accordance with this Section 10.5.

10.6         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

10.7        Jurisdiction; Waiver of Jury Trial. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.8         Entire Agreement. This Agreement and the Merger Agreement (together with the schedules and annexes hereto and thereto) and the other documents, certificates and instruments to be delivered in connection herewith or therewith constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby.

10.9         Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals.

10.10       Legal Representation. The parties acknowledge that each party and its attorney has reviewed and participated in the drafting of this Agreement and that no rule of strict construction shall be applied against any party.

10.11      Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, each Monocle Released Party is an intended third-party beneficiary of Section 5 of this Agreement and each Stockholder Released Party is an intended third-party beneficiary of Section 6 of this Agreement and each Stockholder Released Party and each Monocle Released Party is entitled to enforce Section 5 and Section 6 of this Agreement, as applicable, in accordance with their respective terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

MONOCLE HOLDINGS INC.

By:	/s/ Eric Zahler
	Name:	Eric Zahler
	Title:	President

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric Zahler
	Name:	Eric Zahler
	Title:	President and Chief Executive Officer

[Signature page to Company Support and Mutual Release Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

STOCKHOLDERS:

GREEN EQUITY INVESTORS V, L.P.

By: GEI Capital V, LLC, its general partner

By:	/s/ Jonathan Seiffer
	Name:	Jonathan Seiffer
	Title:	Senior Vice President

GREEN EQUITY INVESTORS SIDE V, L.P.

By: GEI Capital V, LLC, its general partner

By:	/s/ Jonathan Seiffer
	Name:	Jonathan Seiffer
	Title:	Senior Vice President

LGP PARTS COINVEST LLC

By:	/s/ Jonathan Seiffer
	Name:	Jonathan Seiffer
	Title:	Authorized Signatory

[Signature page to Company Support and Mutual Release Agreement]

FLORIDA GROWTH FUND LLC,

By:	HL Florida Growth LLC, its manager

By:	/s/ Anthony Donofrio
	Name:	Anthony Donofrio
	Title:	Authorized Person

[Signature page to Company Support and Mutual Release Agreement]

ENAREY, LP,

By:	ENAREY, LLC, its general partner

By:	/s/ Nicholas Finazzo
	Name:	Nicholas Finazzo
	Title:	Manager

[Signature page to Company Support and Mutual Release Agreement]

THOUGHTVALLEY LIMITED PARTNERSHIP

By:	ThoughtValley, LLC, its general partner

By:	/s/ Robert B. Nichols
	Name:	Robert B. Nichols
	Title:	Manager

[Signature page to Company Support and Mutual Release Agreement]

Schedule A

Stockholders Name	Addresses for Notice	Shares of Company Common Stock	Shares of Company Preferred Stock
Green Equity Investors V, L.P.	Leonard Green & Partners, L.P.	25,739	143,400.60
	11111 Santa Monica Boulevard, Suite 2000
	Attn: Jonathan Seiffer; Michael Kirton
	Email: seiffer@leonardgreen.com; kirton@leonardgreen.com
Green Equity Investors Side V, L.P.	Leonard Green & Partners, L.P.	7,720	43,016.60
	11111 Santa Monica Boulevard, Suite 2000
	Attn: Jonathan Seiffer; Michael Kirton
	Email: seiffer@leonardgreen.com; kirton@leonardgreen.com
LGP Parts Coinvest LLC	Leonard Green & Partners, L.P.	20	108.00
	11111 Santa Monica Boulevard, Suite 2000
	Attn: Jonathan Seiffer; Michael Kirton
	Email: seiffer@leonardgreen.com; kirton@leonardgreen.com
Florida Growth Fund LLC	c/o Hamilton Lane One Presidential Blvd., 4th Floor Bala Cynwd, PA 19004 Attention: Anthony Donofrio Email: adonofrio@hamiltonlane.com	1,521	8,474.80
ENAREY, LP,	13060 S.W. 70th Avenue Miami, Florida 33106 Attention: Nicolas Finazzo Email: Nick.Finazzo@aersale.com	7,500	2,500.00
Thoughtvalley Limited Partnership	4345 N. Meridian Avenue Miami Beach, Florida 33150 Attention: Robert Nichols Email: Bob.Nichols@aersale.com	7,500	2,500.00
Total	N/A	50,000	200,000.00